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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATON
                                OF UNITREND, INC.

                                JANUARY 21, 1999
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                                JANUARY 21, 1999
                            ARTICLES OF INCORPORATION

                                       OF

                                 UNITREND, INC.

                                    ARTICLE I

         The name of said Corporation shall be Unitrend, Inc.

                                   ARTICLE II

         The name and address of the Corporation's resident agent shall be The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

                                   ARTICLE III

         The total number of Shares of all classes of stock which the Corporation shall have the authority to issue is Twenty-five Thousand (25,000) Shares, consisting of Twenty-five Thousand (25,000) Shares of Common Stock with no par value.

         The Corporation's Board of Directors shall have authority by resolution to prescribe stock classes and/or series and the number of each class and/or series of stock, along with the associated voting powers, designations, preferences, limitations, restrictions and relative rights for each stock class and/or series. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class and/or series of stock must be described in a resolution of the Board of Directors before the issuance of such shares of that class and/or series.

         Shares of all classes of stock, authorized and outstanding, shall be subject to redemption by the Corporation. Such Shares are redeemable, in whole, at one time, or in part from time to time, at the option of the Corporation and on terms and conditions acceptable to the Board of Directors, through majority vote of the entire Board of Directors on a resolution concerning same. Such redemption shall become effective upon the issuance of Notice and a Company
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check via United States Certified Mail, return receipt requested, to the interested investor. The Corporation, through action of its Board of Directors, shall in its sole discretion, have the right to redeem part of the outstanding Shares; such part redemption need not be on a pro-rata or lot basis. Shares redeemed by the Corporation shall be held as treasury stock.

                                   ARTICLE IV

         The Corporation's governing board shall be known as Directors, with the following three (3) individuals constituting the members of the first Board:

                  Conrad A. H. Jelinger      XXXXXXXXXXXXX, Ohio 436XX
                  Eric V. Jelinger           XXXXXXXXXXXXX, Ohio 458XX
                  Dale Boley                 XXXXXXXXXXXXX, Ohio 458XX

                                    ARTICLE V

         The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any, and if any, what part of its surplus, however, created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time, in the purchase or acquisition of Shares of any class, voting trust certificates for Shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the Corporation or other securities of the Corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

                                   ARTICLE VI

         Every statute of the State of Nevada hereafter enacted, whereby the rights or privileges of shareholders of a corporation organized under the general corporation act of said state are increased, diminished, or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this Corporation and shall be binding upon every shareholder thereof to the same extent as if such statute has been in force at the date of the filing of these Articles of Incorporation.
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                                   ARTICLE VII

         No holder of Shares of the Corporation shall have any preemptive right to subscribe for or to purchase any Shares of the Corporation now or hereafter authorized.

                                  ARTICLE VIII

         A Director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any Director or any firm of which any Director is a member or any corporation of which any Director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such Director or such firm or such corporation so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such Director be accountable or responsible to the Corporation for or in respect to any such transaction or contract or act of this Corporation or for gains or profits realized by him by reason or the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract or transaction or transactions or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.
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                                   ARTICLE IX

         Unless otherwise provided herein, any amendments to these Articles of Incorporation may be made from time to time, by the affirmative vote of the holders of at least two thirds (2/3) of the outstanding voting stock of the Corporation, given in person, by ballot and/or by proxy.

                                    SIGNATURE OF INCORPORATOR

                                    Unitrend, Inc. (an Ohio Corporation)
                                    4665 W. Bancroft Street
                                    Toledo, Ohio 43615

                                    By:  /s/ Conrad A.H. Jelinger
                                    --------------------------------------------
                                            Conrad A. H. Jelinger, President,
                                            a duly authorized officer

This instrument was acknowledged before me on January 21, 1999 at Toledo, Lucas County, Ohio.

                                    /s/ Douglas E. Stallings
                                    --------------------------------------------
                                    Douglas E. Stallings



           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, The Corporation Trust Company of Nevada, signing on behalf of The Corporation Trust Company of Nevada, located at One East First Street, Reno, NV 89501, hereby accept appointment as Resident Agent for Unitrend, Inc., the above named prospective Nevada corporation.

                                    The Corporation Trust Company of Nevada

                                    By: /s/ V. Miller
                                          --------------------------------------
                                    Printed Name: V. Miller
                                          --------------------------------------
                                    Title:  Assistant Secretary
                                          --------------------------------------
                                    Date: 1/22/99
                                          --------------------------------------
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                          [STATE OF NEVADA LETTERHEAD]



CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR PROFIT NEVADA CORPORATIONS

               (Pursuant to NRS 78.380 - Before Issuance of Stock)
                             - Remit in Duplicate -

1.   Name of corporation:            Unitrend, Inc.

2. The articles have been amended as follows (provide article numbers, if available): Replace the first paragraph of Article III with the following language: "The total number of Shares of all classes of stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) Shares, consisting of One Hundred Million (100,000,000) Shares of Common Stock with no par value."

3. The undersigned declare that they constitute AT LEAST TWO-THIRDS of the incorporators (check) X , OR of the board of directors (check) _____.

4. the date upon which the original articles of incorporation were filed with the Secretary of State: Jan /22/ 1999.


5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.   Signatures (all signatures must be acknowledged):


   /s/ Conrad A.H. Jelinger                       /s/ Conrad A.H. Jelinger
            SIGNATURE                                      SIGNATURE


State of:         Ohio
County of:        Lucas

     This instrument was acknowledged before me on February 8, 1999, by

     Conrad A.H. Jelinger (Name of Person) as President, Secretary and Treasurer, as designated to sign this certificate of Unitrend, Inc., (Nevada). (name on behalf of whom instrument was executed)


State of:         Ohio
County of:        Lucas

     This instrument was acknowledged before me on February 8, 1999, by

     Conrad A.H. Jelinger (Name of Person) as President , as designated to sign this certificate of Unitrend, Inc., (Ohio - Incorporator). (name on behalf of whom instrument was executed)

                            /s/ Douglas E. Stallings
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                          [STATE OF NEVADA LETTERHEAD]



CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR PROFIT NEVADA CORPORATIONS

               (Pursuant to NRS 78.380 - Before Issuance of Stock)
                             - Remit in Duplicate -

1.   Name of corporation:            Unitrend, Inc.

2. The articles have been amended as follows (provide article numbers, if available): Replace the first paragraph of Article III with the following language: "The total number of Shares of all classes of stock which the Corporation shall have the authority to issue is Two Hundred Million (200,000,000) Shares, consisting of Two Hundred Million (200,000,000) Shares of Common Stock with no par value."


3. The undersigned declare that they constitute AT LEAST TWO-THIRDS of the incorporators (check) X , OR of the board of directors (check) _____.

4. the date upon which the original articles of incorporation were filed with the Secretary of State: Jan / 22 / 1999.

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.   Signatures (all signatures must be acknowledged):


     /s/ Conrad A.H. Jelinger                       /s/ Conrad A.H. Jelinger
            SIGNATURE                                        SIGNATURE

State of:         Ohio
County of:        Lucas

     This instrument was acknowledged before me on July 1 , 19 99 , by

     Conrad A.H. Jelinger (Name of Person) as President, Secretary and
Treasurer , as designated to sign this certificate of Unitrend, Inc., (Nevada) . (name on behalf of whom instrument was executed)

State of:         Ohio
County of:        Lucas

     This instrument was acknowledged before me on July 1, 1999, by

     Conrad A.H. Jelinger (Name of Person) as President, as designated to sign this certificate of Unitrend, Inc., (Ohio - Incorporator). (name on behalf of whom instrument was executed)

                            /s/ Douglas E. Stallings

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.